UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2022

CF BANKSHARES INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25045	34-1877137
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

7000 N. High Street, Worthington, Ohio	43085	(614) 334-7979
(Address of principal executive offices)	(Zip Code)	(Registrant’s Telephone Number)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CFBK	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)CF Bankshares Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 1, 2022. At the close of business on April 12, 2022 (the record date for the Annual Meeting), a total of 5,249,006 shares of Voting Common Stock of the Company were outstanding and entitled to vote. At the Annual Meeting, 4,151,195 of the outstanding shares of Voting Common Stock entitled to vote were represented in person or by proxy.

(b)The purpose of the Annual Meeting was to consider and vote upon the individual matters as described below. As a result of the votes cast, each of Thomas P. Ash, James Frauenberg II and David L. Royer were elected as directors of the Company for three-year terms expiring in 2025 and each of Proposals 2 and 3 were approved by the requisite votes of the stockholders of the Company.

The results of the voting at the Annual Meeting were as follows:

1.Results of the voting on the election of directors of the Company were as follows:

Nominee	For	Votes Withheld	Broker Non-votes
Thomas P. Ash	3,324,196	26,614	800,385
James Frauenberg II	3,324,250	26,560	800,385
David L. Royer	2,633,604	717,206	800,385

2.Results of the voting with respect to the approval of the non-binding advisory resolution on the compensation of the Company’s named executive officers (Proposal 2) were as follows:

For	Against	Abstain	Broker Non-votes
3,260,614	23,151	67,045	800,385

3.Results of the voting with respect to the ratification of the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal 3) were as follows:

For	Against	Abstain	Broker Non-votes
4,127,210	3,972	20,013	N/A

(c)Not applicable.

(d)Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CF Bankshares Inc.

Date: June 3, 2022	By:	/s/ Kevin J. Beerman
Kevin J. Beerman
Executive Vice President and Chief Financial Officer